EXHIBIT 99.1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Statement on Schedule 13D, and any amendments thereto filed by any of us, with respect to the stock of Ideation Acquisition Corp. described in this document, signed by each of the undersigned, shall be filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 6, 2007	FROST GAMMA INVESTMENTS TRUST
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Sole Trustee

/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Individually